UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2008

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 19, 2008, the board of directors of the company amended and restated the company’s bylaws to (i) permit notice of and participation in shareholders meetings via electronic means; (ii) clarify the requirements for adjournment and notice at reconvened shareholders meetings; (iii) specify more detailed voting rules and provide the chairperson of a shareholders meeting with express authority to call for a ballot vote; (iv) clarify the board’s authority to fix the record date for shareholders meetings; (v) require shareholder proponents to disclose the full extent of their economic interest in the company, including any synthetic or temporary ownership positions through derivative securities; (vi) require any director nominee to disclose information allowing the board to make a more informed recommendation to shareholders; (vii) enhance the procedures for nominating director candidates; (viii) clarify the board’s authority to fill director vacancies; and (ix) empower the board with express authority to remove a director for cause. The full text of the company’s bylaws, as so amended and restated, is attached as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Amended and restated bylaws of InterDigital, Inc. (effective December 19, 2008)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

December 26, 2008	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel, SEC

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Exhibit Index

Exhibit No.	Description

3.1	Amended and restated bylaws of InterDigital, Inc. (effective December 19, 2008)